UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 11, 2007
MICHAEL BAKER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)
Pennsylvania

(State or Other Jurisdiction of Incorporation)

1-6627	25-0927646

(Commission File Number)	(IRS Employer Identification No.)

100 Airside Drive Moon Township, Pennsylvania	15108

(Address of Principal Executive Offices)	(Zip Code)
(412) 269-6300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 11, 2007, the Board of Directors of Michael Baker Corporation (the “Company”) announced the appointment of Mr. Bradley L. Mallory, 55, as Chief Operating Officer of the Company, effective October 15, 2007. In his position, Mr. Mallory will have responsibility for the day-to-day management of the Company’s Engineering operations, as well as the development and execution of the business’ strategic plan.
Presently, Mr. Mallory is president of the Company’s Engineering business segment, having assumed that position in October 2003. Mr. Mallory joined the Company in March 2003 as a senior vice president, following more than 20 years of experience in transportation and related fields with the Pennsylvania Department of Transportation, including serving as the Department Secretary from 1995 until his retirement in early 2003.
On October 11, 2007, the Company issued a press release announcing the appointment of Mr. Mallory, which press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01
(d) Exhibits.
The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description

99.1	Press release dated October 11, 2007

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAEL BAKER CORPORATION

By:	/s/ Richard L. Shaw

Richard L. Shaw Chief Executive Officer
Date: October 12, 2007

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press release dated October 11, 2007.	Filed herewith.